Exhibit 21

Certain Subsidiaries of Textron Inc.*

(Unless indicated otherwise, all entities listed are wholly-owned.)

* Other subsidiaries, which considered in the aggregate do not constitute a significant subsidiary, are omitted from this list.

Name	Jurisdiction
TEXTRON INC.	Delaware
Avco Corporation	Delaware
Avco Rhode Island (2002) Inc.	Delaware
International Product Support Inc.	Delaware
Overwatch Systems, Ltd.	Delaware
Medical Numerics, Inc.	Virginia
Textron Systems Corporation	Delaware
Textron Systems Rhode Island (2001) Inc.	Delaware
United Industrial Corporation	Delaware
AAI Corporation	Maryland
AAI Services Corporation	Maryland
Textron Systems Electronic Systems UK (Holdings) Limited	England
Textron Systems Electronic Systems UK Limited	England
Textron Systems Australia Holding Pty Ltd	Australia
Textron Systems Australia Pty Ltd	Australia
Bell Helicopter KK	Japan
Bell Helicopter GK	Japan
Bell Helicopter Textron Inc.	Delaware
Aeronautical Accessories LLC	Tennessee
Bell Helicopter Miami Inc.	Delaware
Bell Helicopter Rhode Island Inc.	Delaware
Bell Helicopter Services Inc.	Delaware
Bell Helicopter Asia (Pte) Ltd.	Singapore
Bell Helicopter India Inc.	Delaware
Bell Helicopter Korea Inc.	Delaware
Bell Technical Services Inc.	Delaware
B/K Navigational Equipment sro	Czech Republic
Bell Helicopter Prague, a.s. (67%; 33% - Bell Helicopter Services Inc.)	Czech Republic
Aviation Service servis letal, doo, Ljubljana	Slovenia
Klauke Polska Sp. z o.o.	Poland
McTurbine Inc.	Texas
SkyBOOKS Inc.	Delaware
CCP Holdings (ATAC), Inc.	Delaware
Cadillac Gage Textron Inc.	Michigan
Greenlee Textron Inc.	Delaware
HD Electric Company	Illinois
Sherman + Reilly, Inc.	Tennessee
Jacobsen Professional Lawn Care Inc.	Delaware
Kautex Inc.	Delaware
McCord Corporation	Michigan
Kautex of Georgia Inc.	Massachusetts
King Atmosphere General & Industrial Services and Project Management, LLC	Iraq
MillenWorks	California
Textron Airborne Solutions Inc.	Delaware
Airborne Tactical Advantage Company, LLC	Colorado
Textron Airland, LLC	Delaware
Textron Atlantic Inc.	Delaware
E-Z-GO Canada Limited	Canada
Kautex Poland Sp. z.o.o	Poland
Klauke Handelsgesellschaft m.b.H.	Austria
Textron Acquisition Limited	England
Doncaster Citation Service Centre Limited	England
Ransomes Investment LLC	Delaware
Ransomes America Corporation	Delaware
Cushman Inc.	Delaware
Ransomes Inc.	Wisconsin
STE Holding Inc.	Wisconsin
Ransomes Limited	England
Ransomes Jacobsen Limited	England
Ransomes Pensions Trustee Company Limited	England
Ransomes Property Developments Limited	England
Rotor Blades Limited	England

Name	Jurisdiction
TEXTRON INC.	Delaware
Textron Atlantic Inc.	Delaware
Textron Acquisition Limited (continued from prior page)	England
Textron Ground Support Equipment UK Limited	England
Textron Limited	England
ETOPS (AS) UK Limited	England
ETOPS Aviation Services Malaysia SDN BHD	Malaysia
ETOPS SAS	France
Greenlee Communications Limited	England
Klauke UK Limited	England
Kautex Textron (UK) Limited	England
Textron UK Pension Trustee Limited	England
Textron International Holding, S.L.	Spain
Bell Helicopter Supply Center B.V.	Netherlands
Bell Helicopter Textron Canada Limited/Limitée	Canada
Bell Helicopter Canada International Inc.	Canada
Cessna Zurich Citation Service Center GmbH	Switzerland
Kautex Textron CVS Limited	England
Kautex Textron Ibérica, S.L.	Spain
Cessna Spanish Citation Service Center SL (99.96875%; 0.03125% - Textron International Holding, S.L.)	Spain
Kautex Craiova srl (99.9835%; 0.0165% - Textron International Holding, S.L.)	Romania
Kautex Textron do Brasil Ltda. (99.9%; 1 share - Textron International Holding, S.L.)	Brazil
Kautex Textron Portugal – Produtos Plasticos, Ldas.	Portugal
TRU Simulation & Training Spain, SL	Spain
Textron Capital BV	Netherlands
Kautex Textron GmbH & Co. KG (94.82%; 5.18% - Textron International Holding, S.L.)	Germany
Cessna Düsseldorf Citation Service Center GmbH	Germany
Gustav Klauke GmbH (94.9%; 5.1% - Textron International Holding, S.L.)	Germany
Textron Iberia, SL	Spain
Textron Ulaşım Alet ve Parçaları Ticaret Limited Şirketi	Turkey
Kautex (Changchun) Plastics Technology Co., Ltd.	PRC
Textron Germany Holding GmbH	Germany
Kautex Corporation	Nova Scotia
Kautex Textron Benelux B.V.B.A. (99.9%; 1 share – Kautex Textron Ibérica, S.L.)	Belgium
Kautex Textron Bohemia spol. s.r.o.	Czech Republic
Kautex Japan KK	Japan
Kautex Shanghai GmbH	Germany
Kautex (Chongqing) Plastic Technology Co., Ltd.	PRC
Kautex (Guangzhou) Plastic Technology Co., Ltd.	PRC
Kautex (Wuhan) Plastic Technology Co., Ltd.	PRC
Kautex (Shanghai) Plastic Technology Co., Ltd.	PRC
Kautex Textron de Mexico, S. de R.L. de C.V. (99.98%; 0.02% - Textron International Holding, S.L.)	Mexico
Kautex Textron Management Services Company de Puebla, S. de R.L. de C.V. (98%; 2% - Textron International Holding, S.L.)	Mexico
Klauke Slovakia sro (99.98%; 0.02% - Textron International Holding, S.L.)	Slovakia
Textron China Holdings S.R.L. (99.9576%; 0.04244% - Textron International Holding, S.L.)	Barbados
Cessna Consulting (Shenyang) Co., Ltd.	PRC
Textron Trading (Shanghai) Co., Ltd.	PRC
LLC Textron RUS (99.99%; 0.01% - Textron International Holding, S.L.)	Russian Federation
Textron Motors GmbH	Germany
Textron France Holding S.A.R.L. (99.9%; 1 share – Textron France E.U.R.L.)	France
Cessna Citation European Service Center S.A.S. (99.9%; 1 share – Textron France E.U.R.L.)	France
Klauke France SARL	France
Textron France E.U.R.L.	France
Ransomes Jacobsen France S.A.S.	France
Textron Shared Service Centre (Canada) Inc.	Canada
Textron Verwaltungs-GmbH	Germany
Textron Aviation Inc. (99.51%; 0.43% - Cessna Aircraft Company; 0.06% - Beechcraft Corporation)	Kansas
Able Aerospace Services, Inc.	Arizona
Replacement Part Solutions, LLC	Illinois
Beech Holdings, LLC	Delaware
Beech Enterprises Holding, LLC	Delaware
Beech Enterprises, LLC	Delaware
Beechcraft Holdings, LLC	Delaware
Beechcraft Corporation	Kansas

Name	Jurisdiction
TEXTRON INC.	Delaware
Textron Aviation Inc.	Delaware
Beech Holdings, LLC	Delaware
Beech Enterprises Holding, LLC	Delaware
Beech Enterprises, LLC	Delaware
Beechcraft Holdings, LLC	Kansas
Beechcraft Corporation (continued from prior page)	Kansas
Arkansas Aerospace, Inc.	Arkansas
Beechcraft Defense Company, LLC	Delaware
Beechcraft Defense Support Holding, LLC	Delaware
Beechcraft New Zealand	New Zealand
HBC, LLC	Kansas
Hawker Beechcraft Global Customer Support, LLC	Kansas
Beechcraft Domestic Service Company	Kansas
Beechcraft International Service Company	Kansas
Beechcraft Australia Pty Limited	Australia
Beechcraft Germany GmbH	Germany
Beechcraft India Private Limited (99%; 1% - Beechcraft International Holding LLC)	India
Beechcraft International Holding LLC	Delaware
Beechcraft Service Company UK Limited	England
Beechcraft Singapore Pte. Ltd.	Singapore
Hawker Beech International Services de Mexico S de RL de CV (>99%; <1% - HBC, LLC)	Mexico
Hawker Beechcraft Argentina SA (95%; 5% - Arkansas Aerospace, Inc.)	Argentina
Hawker Beechcraft do Brasil Assessoria e Intermediacao de Negocios Ltda. (99%; 1% - Beechcraft International Holding LLC)	Brazil
LLC Hawker Beechcraft International RSA (99%; 1% - Beechcraft International Holding LLC)	Russian Federation
Travel Air Insurance Company, Ltd.	Kansas
Travel Air Insurance Company (Kansas)	Kansas
Cessna Aircraft Company	Kansas
Cessna Aircraft Rhode Island Inc.	Delaware
Cessna ServiceDirect, LLC	Kansas
Citation Parts Distribution International, Inc.	Kansas
Cessna Mexico S de RL de CV (99.97%; 0.03% - Citation Parts Distribution International, Inc.)	Mexico
Hawker Beech de Mexico, S de RL de CV (>99%; <1% - HBC, LLC)	Mexico
Textron China Inc.	Delaware
Textron Communications Inc.	Delaware
Textron Far East Pte. Ltd.	Singapore
Endura-Greenlee Tools (Shanghai) Co., Ltd.	PRC
E-Z-GO (Jiangsu) Electronic and Technology Co., Ltd. (51%; 49% - Kautex (Guangzhou) Plastic Technology Co., Ltd.)	PRC
Klauke Textron (Jiangsu) Electrical Connection Technology Co., Ltd.	PRC
Textron India Private Limited (99.9%; 1 share – Textron Atlantic Inc.; 1 share – Textron Inc.)	India
Kautex Plastic Technology Gujarat Private Limited (99.99%; 0.01% - Textron Far East Pte. Ltd.)	India
Textron Fastening Systems Inc.	Delaware
Textron Financial Corporation	Delaware
Cessna Finance Corporation	Kansas
Textron Finance Holding Company	Delaware
Cessna Finance Export Corporation	Delaware
Textron Aviation Finance Corporation	Delaware
Textron Financial Corporation Receivables Trust 2002-CP-2	Delaware
Textron Fluid and Power Inc.	Delaware
Textron Global Services Inc.	Delaware
Textron International Inc.	Delaware
Textron International Mexico, S de RL de CV (99%; 1% - Textron Atlantic LLC)	Mexico
Textron IPMP Inc.	Delaware
Textron Innovations Inc.	Delaware
Textron Management Services Inc.	Delaware
Textron Realty Corporation	Delaware
Textron Rhode Island Inc.	Delaware
Textron Specialized Vehicles Inc.	Delaware
MillenWorks Themed Technologies	California
Textron Motors North America Inc.	Delaware
TUG Technologies Corporation	Delaware
Textron Sweden AB	Sweden
Textron Systems Canada Inc.	Ontario
Opto-Electronics Inc.	Ontario
TRAK International, Inc.	Delaware

Name	Jurisdiction
TEXTRON INC. (continued from prior page)	Delaware
TRU Simulation + Training Inc.	Delaware
OPINICUS Simulation and Training Services, LLC	Delaware
TRU Simulation + Training LLC	California
TRU Simulation + Training Canada Inc.	Ontario
Turbine Engine Components Textron (Newington Operations) Inc.	Connecticut
Westminster Insurance Company	Vermont